HLB 國衛會計師事務所
Hodgson Impey Cheng

Chartered Accountants
Certified Public Accountants

CPA

Our Ref: 5C0443/RCC/AH/YCF/ymy

16 October 2008

Securities and Exchange Commission
Office of the Chief Accountant
100F Street, NE
Washington, DC 20549
THE UNITED STATES OF AMERICA

RE: China Entertainment Group, Inc.
Commission File No. 000-29019

We have read the statements made by China Entertainment Group, Inc. (hereinafter the "Company") concerning our firm in Item 4.01 of the current Report on Form 8-K, which were provided to us and which we understand will be filed with the Commission on October 17 2008, as part of the Company's Current Report on Form 8-K with a date of report of October 17, 2008. We agree with the statements concerning our firm in such Current Report on Form 8-K as they apply to our firm only.

Yours faithfully

08-0031

31/F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong SAR Tel: + (852) 2810 8333 Fax: + (852) 2810 1948
香港中環畢打街11號置地廣場告羅士打大廈31字樓 電話: +(852) 2810 8333 傳真: +(852) 2810 1948
E-mail: hic@hic.com.hk Web Site: http://www.hic.com.hk 電子郵件: hic@hic.com.hk 網址: http://www.hic.com.hk